AS Trophy

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the  reference to our firm under the caption  "Experts"  and to the use of our report dated  February
2, 2001 relating to American Skandia Life Assurance  Corporation  included in the Registration  Statement (Form S-6
No.  333-38119) and related  Prospectus,  and to the use of our report dated  February 2, 2001 on American  Skandia
Life  Assurance  Corporation  Variable  Account F for the year  ended  December  31,  2000,  which are part of this
Registration Statement.

                                                                       /s/ Ernst & Young LLP

Hartford, Connecticut
April 25, 2001